Exhibit 99.1
Copart, Inc.
For Immediate Release
Copart Reports Second Quarter Fiscal 2025 Financial Results
Dallas, Texas February 20, 2025 — Copart, Inc. (NASDAQ: CPRT) today reported financial results for the quarter ended January 31, 2025.
For the three months ended January 31, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $1.16 billion, $525.6 million, and $387.4 million, respectively. These represent an increase in revenue of $143.2 million, or 14.0%; an increase in gross profit of $61.4 million, or 13.2%; and an increase in net income attributable to Copart, Inc. of $61.8 million, or 19.0%, respectively, from the same period last year. Fully diluted earnings per share for three months ended January 31, 2025 was $0.40 compared to $0.33 last year, an increase of 21.2%.
For the six months ended January 31, 2025, revenue, gross profit, and net income attributable to Copart, Inc. were $2.31 billion, $1.0 billion, and $749.5 million, respectively. These represent an increase in revenue of $269.6 million, or 13.2%; an increase in gross profit of $109.5 million, or 11.8%; and an increase in net income attributable to Copart, Inc. of $91.3 million, or 13.9%, respectively, from the same period last year. Fully diluted earnings per share for the six months ended January 31, 2025 was $0.77 compared to $0.68 last year, an increase of 13.2%.
On Thursday, February 20, 2025, at 5:30 p.m. Eastern Time (4:30 p.m. Central Time), Copart, Inc. will conduct a conference call to discuss the results for the quarter. The call will be webcast live and can be accessed via hyperlink at www.copart.com/investorrelation. A replay of the call will be available through May 2025 by visiting www.copart.com/investorrelation.
About Copart
Copart, Inc., founded in 1982, is a global leader in online vehicle auctions. Copart’s innovative technology and online auction platform connect vehicle consignors to approximately 1 million members in over 185 countries. Copart offers a comprehensive suite of vehicle remarketing services to insurance companies, financial institutions, dealers, rental car companies, charities, fleet operators, and individuals, and offers vehicles via auction to dealers, dismantlers, rebuilders, exporters, and the general public. With operations at over 250 locations in 11 countries, Copart sold more than 4 million units in the last year. Copart currently operates in the United States (Copart.com), Canada (Copart.ca), the United Kingdom (Copart.co.uk), Brazil (Copart.com.br), the Republic of Ireland (Copart.ie), Germany (Copart.de), Finland (Copart.fi), the United Arab Emirates, Oman and Bahrain (Copartmea.com), and Spain (Copart.es). For more information, or to become a Member, visit Copart.com/register.

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Cautionary Note About Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are subject to substantial risks and uncertainties. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected or implied by our statements and comments. For a more complete discussion of the risks that could affect our business, please review the “Management’s Discussion and Analysis” and the other risks identified in Copart’s latest Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as filed with the Securities and Exchange Commission. We encourage investors to review these disclosures carefully. We do not undertake to update any forward-looking statement that may be made from time to time on our behalf.

Contact:	Copart Investor Relations
investor.relations@copart.com

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Income
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended January 31,			Six Months Ended January 31,
	2025	2024	% Change	2025	2024	% Change
Service revenues and vehicle sales:
Service revenues	$991,281	$861,745	15.0%	$1,977,617	$1,721,281	14.9%
Vehicle sales	172,035	158,404	8.6%	332,528	319,284	4.1%
Total service revenues and vehicle sales	1,163,316	1,020,149	14.0%	2,310,145	2,040,565	13.2%
Operating expenses:
Facility operations	439,274	366,342	19.9%	886,519	734,184	20.7%
Cost of vehicle sales	147,707	146,819	0.6%	285,885	294,715	(3.0)%
Facility depreciation and amortization	48,963	41,208	18.8%	96,440	80,311	20.1%
Facility stock-based compensation	1,819	1,628	11.7%	3,643	3,184	14.4%
Gross profit	525,553	464,152	13.2%	1,037,658	928,171	11.8%
General and administrative	86,608	72,657	19.2%	177,605	130,288	36.3%
General and administrative depreciation and amortization	5,236	4,054	29.2%	11,386	8,115	40.3%
General and administrative stock-based compensation	7,498	7,541	(0.6)%	16,089	14,492	11.0%
Total operating expenses	737,105	640,249	15.1%	1,477,567	1,265,289	16.8%
Operating income	426,211	379,900	12.2%	832,578	775,276	7.4%
Other income (expense):
Interest income, net	40,747	33,956	20.0%	86,294	65,961	30.8%
Other (expense), net	(3,907)	(3,103)	25.9%	(4,503)	(7,175)	(37.2)%
Total other income	36,840	30,853	19.4%	81,791	58,786	39.1%
Income before income taxes	463,051	410,753	12.7%	914,369	834,062	9.6%
Income tax expense	76,510	85,226	(10.2)%	166,652	176,003	(5.3)%
Net income	386,541	325,527	18.7%	747,717	658,059	13.6%
Less: Net (loss)/income attributable to noncontrolling interest	(859)	(108)	695.4%	(1,769)	(103)	1617.5%
Net income attributable to Copart, Inc.	$387,400	$325,635	19.0%	$749,486	$658,162	13.9%

Basic net income per common share	$0.40	$0.34	17.6%	$0.78	$0.69	13.0%
Weighted average common shares outstanding	964,746	960,525	0.4%	963,961	959,326	0.5%

Diluted net income per common share	$0.40	$0.33	21.2%	$0.77	$0.68	13.2%
Diluted weighted average common shares outstanding	977,910	974,589	0.3%	977,208	973,135	0.4%

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Balance Sheets
(In thousands)
(Unaudited)

	January 31, 2025	July 31, 2024
ASSETS
Current assets:
Cash, cash equivalents, and restricted cash	$3,338,909	$1,514,111
Investment in held to maturity securities	458,542	1,908,047
Accounts receivable, net	882,745	785,877
Vehicle pooling costs	142,815	132,638
Inventories	59,072	43,639
Income taxes receivable	48,240	—
Prepaid expenses and other assets	36,460	33,872
Total current assets	4,966,783	4,418,184
Property and equipment, net	3,462,768	3,175,838
Operating lease right-of-use assets	114,839	116,301
Intangibles, net	68,083	74,088
Goodwill	509,670	513,909
Other assets	65,204	129,444
Total assets	$9,187,347	$8,427,764

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$562,205	$518,148
Deferred revenue	26,892	28,121
Income taxes payable	17,844	60,994
Current portion of operating and finance lease liabilities	22,696	21,304
Total current liabilities	629,637	628,567
Deferred income taxes	92,886	93,653
Income taxes payable	44,091	59,560
Operating and finance lease liabilities, net of current portion	96,701	97,429
Total liabilities	863,315	879,209
Commitments and contingencies
Redeemable non-controlling interest	22,775	24,544
Stockholders' equity:
Preferred stock	—	—
Common stock	97	96
Additional paid-in capital	1,179,816	1,120,985
Accumulated other comprehensive loss	(171,560)	(142,972)
Retained earnings	7,292,904	6,545,902
Total stockholders' equity	8,301,257	7,524,011
Total liabilities, redeemable noncontrolling interests and stockholders’ equity	$9,187,347	$8,427,764

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000

Copart, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended January 31,
	2025	2024
Cash flows from operating activities:
Net income	$747,717	$658,059
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization, including debt cost	109,122	88,485
Allowance for credit loss	1,056	3,702
Equity in losses of unconsolidated affiliates	(61)	(5,402)
Stock-based compensation	19,732	17,676
Gain on sale of property and equipment	(194)	(971)
Deferred income taxes	47	(2,103)
Changes in operating assets and liabilities:
Accounts receivable	(133,024)	(169,508)
Vehicle pooling costs	(10,675)	(14,387)
Inventories	(16,175)	(2,994)
Prepaid expenses, other current and non-current assets	4,976	(35,040)
Operating lease right-of-use assets and lease liabilities	614	865
Accounts payable, accrued liabilities and other liabilities	44,765	6,556
Deferred revenue	(1,066)	(13)
Income taxes receivable	(48,239)	(10,463)
Income taxes payable	(58,194)	2,577
Net cash provided by operating activities	660,401	537,039

Cash flows from investing activities:
Purchases of property and equipment	(353,399)	(285,289)
Purchase of assets and liabilities in connection with acquisitions	(1,213)	17,662
Proceeds from sale of property and equipment	662	2,069
Purchases of held to maturity securities	(458,542)	(1,411,122)
Proceeds from held to maturity securities	1,940,000	1,430,000
Investment in unconsolidated affiliate	—	(1,000)
Net cash provided by (used in) investing activities	1,127,508	(247,680)

Cash flows from financing activities:
Proceeds from the exercise of stock options	32,833	13,482
Proceeds from the issuance of Employee Stock Purchase Plan shares	7,404	5,961
Payments for employee stock-based tax withholdings	(2,484)	(2,164)
Principal payments on revolver facility	—	(10,820)
Payments of finance lease obligations	(40)	(11)
Net cash provided by financing activities	37,713	6,448
Effect of foreign currency translation	(824)	3,746
Net increase in cash, cash equivalents, and restricted cash	1,824,798	299,553
Cash, cash equivalents, and restricted cash at beginning of period	1,514,111	957,395
Cash, cash equivalents, and restricted cash at end of period	$3,338,909	$1,256,948
Supplemental disclosure of cash flow information:
Interest paid	$1,371	$2,036
Income taxes paid, net of refunds	$277,051	$188,480
Purchase of property and equipment through settlement of deposit	$57,453	$—

Copart, Inc. ~ 14185 Dallas Parkway, Suite 300, Dallas TX 75254 ~ (972) 391-5000